Exhibit 23.1



As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 registration statement of our report dated December 14, 1999, except with respect to the matter discussed in Note 2, as to which the date is December 28, 1999 included in Rawlings Sporting Goods Company, Inc. Form 10-K for the year ended August 31, 1999 and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen, LLP



St. Louis, Missouri
July 26, 2000
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